UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b), (c) and (d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On March 12, 2008, the board of directors (the “Board”) of Hines Real Estate Investment Trust, Inc. (the “Company”) determined to expand its size by two members, from five to seven, and to elect Paul B. Murphy Jr. and Charles M. Baughn to fill the resulting vacancies.  Each of Messrs. Murphy’s and Baughn’s term as a director will begin on April 1, 2008, and each will serve as a director until the next annual meeting of shareholders of the Company or (if longer) until his successor is duly elected and qualified.

The elections of Messrs. Murphy and Baughn as directors were not made pursuant to any arrangement or understanding between either of them and any other person.  Our Board has determined that Mr. Murphy will qualify as “independent” under the rules of the New York Stock Exchange and the Company’s charter.

Mr. Baughn joined Hines in 1984 and most recently served as the Company’s Chief Executive Officer.  Mr. Baughn has resigned from the office of Chief Executive Officer of the Company, effective as of April 1, 2008. Additionally, Mr. Baughn has resigned from the office of Chief Executive Officer of Hines Advisors Limited Partnership (the "Advisor"), effective April 1, 2008 and will be elected as a Manager of the Advisor effective as of that date. He is also an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn is also a member of the management board of the Core Fund. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses. Although the Company does not have any employees and does not compensate its executive officers or directors who are employees of the Advisor or its affiliates, the Company pays fees to the Advisor and its affiliates for the services such entities provide to the Company.

         Mr. Murphy is Executive Vice President of Zions Bancorporation and Chief Executive Officer of Amegy Bank of Texas (formerly known as Southwest Bank of Texas). Mr. Murphy began his banking career at Allied Bank of Texas in 1981 and joined Amegy Bank in 1990 as an Executive Vice President. With little more than $50 million in assets and one location 17 years ago, Amegy Bank now has more than $10 billion in assets, nearly 1,900 employees, and more than 85 banking centers throughout the greater Houston, Dallas and San Antonio metropolitan areas. Mr. Murphy became President in 1996 and CEO in 2000. He serves on the boards of the Houston Endowment, St. Luke’s Episcopal Health Care System, Greater Houston Community Foundation, Greater Houston Partnership and Children’s Museum of Houston. He received his bachelor degree in finance from Mississippi State University and his M.B.A. from the University of Texas at Austin.

In 2006, the Company entered into a credit agreement with Key Bank National Association, as administrative agent for itself and various other lenders named in the credit agreement. The credit agreement provides for a revolving credit facility with a maximum aggregate borrowing capacity of up to $250.0 million.  Amegy Bank N.A., as one of the lenders named in the credit agreement, provides $10.0 million of capacity under this revolving credit facility and receives fees and interest related thereto.  The revolving credit facility was obtained in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lenders and did not involve more than the normal risk of collectability or present other unfavorable features.

Beginning April 1, 2008, Mr. Murphy will be entitled to the same compensation as the other independent members of the Board.  Mr. Baughn and the other directors employed by affiliates of the Advisor do not receive compensation from the Company for their service on the Board.  The Company’s independent directors are entitled to receive an annual director fee of $30,000, which, at the option of the independent director and in accordance with the Company’s Employee and Director Incentive Share Plan (the “Plan”), can be paid in the form of common shares or a combination of common shares and cash.  Further, the Chairperson of the conflicts committee receives an additional $7,500 annually, the Chairperson of the audit committee receives an additional $6,000 annually, and the Chairperson of each of the compensation and nominating and corporate governance committees receives an additional $3,000 annually.  In addition, each independent director receives $2,000 for attending meetings of the Board or any committee thereof in person; provided, however, if a committee meeting is held on the same day as a Board meeting, then each independent director receives $1,000 for each committee meeting attended in person that day, up to a maximum of $2,000 for all committee meetings attended on such day.  The Company also pays each independent director $500 for each Board or committee meeting attended via teleconference lasting one hour or less and $1,000 for each Board or committee meeting attended via teleconference lasting more than one hour.  Under the terms of the Plan, each independent director is granted 1,000 restricted shares on or about the date of his or her election or reelection.  These restricted shares will vest if the independent director completes the term or partial term for which he or she was elected.  As of the date hereof, Mr. Murphy had not been granted any shares.

Officers

Also on March 12, 2008, the Board elected the following persons to the following positions, effective as of April 1, 2008:

Name	Age	Position
Charles N. Hazen	46	President and Chief Executive Officer
Edmund A. Donaldson	38	Chief Investment Officer
Frank R. Apollo	40	Vice President – Finance; Treasurer and Secretary
Kevin L. McMeans	43	Asset Management Officer
Ryan T. Sims	36	Chief Accounting Officer

Mr. Hazen currently serves as the Company’s President and Chief Operating Officer, but tendered his resignation as Chief Operating Officer, effective as of April 1, 2008, to the Board in connection with the appointments that were made by the Board on March 12, 2008.  Mr. Apollo currently serves as the Company’s Chief Accounting Officer, but tendered his resignation from that office, effective as of April 1, 2008. Each officer will hold office until his successor is elected and qualified or until his death, resignation or removal in the manner set forth in the Company’s bylaws.  The Company does not have any employees and does not compensate its executive officers who are employees of the Advisor or its affiliates.  However, the Company pays fees to the Advisor and its affiliates for the services such entities provide to the Company as described previously.  Set forth below is certain biographical information concerning the officers listed above.

Charles N. Hazen.  As of April 1, 2008, Mr. Hazen will serve as the Company’s President and Chief Executive Officer.  Mr. Hazen also currently serves as the President and Chief Operating Officer of the Advisor. Effective April 1, 2008, he will resign as Chief Operating Officer of the Advisor and will serve as the President and Chief Executive Officer of the Advisor. He is also a Senior Vice President of the general partner of Hines Interests Limited Partnership (“Hines”), the President and a member of the management board of Hines U.S. Core Office Fund, L.P. (the “Core Fund”) and a director of the Company’s dealer manager, Hines Real Estate Securities, Inc. (the “Dealer Manager”).  Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of retail and office properties in the U.S. valued at approximately $9.0 billion and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S.  Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Edmund A. Donaldson. As of April 1, 2008, Mr. Donaldson will serve as the Chief Investment Officer of the Company and the Advisor.  He is also a Senior Vice President of the general partner of Hines and the Senior Investment Officer and member of the management board of the Core Fund. Mr. Donaldson joined Hines in 1994.  He has been responsible for the acquisition of over $7 billion in assets for various Hines affiliates.  He also has been instrumental in the investment and management of the combined capitalization of $825 million of the Hines 1997 U.S. Office Development Fund, L.P. and the Hines 1999 U.S. Office Development Fund, L.P.  He was also responsible for the investment and management of Hines Suburban Office Venture, L.L.C. formed in January 2002 with a total capital commitment of $222 million.  He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Frank R. Apollo.  As of April 1, 2008, Mr. Apollo will serve as the Company’s Vice President – Finance Treasurer, and Secretary. Mr. Apollo currently serves as the Chief Accounting Officer of the Company, the Advisor and the Core Fund and also serves as the Treasurer and Secretary of the Company and the Advisor. Effective April 1, 2008, he will resign as Chief Accounting Officer of these entities and will serve as the Vice President – Finance of the Company, the Advisor and the Core Fund as well as the Treasurer and Secretary of the Company and the Advisor. He is also a Vice President of the general partner of Hines and the Vice President, Treasurer and Secretary of the Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Kevin L. McMeans. As of April 1, 2008, Mr. McMeans will serve as the Asset Management Officer for the Company and the Advisor. He is also a Vice President of the general partner of Hines and the Asset Management Officer of the Core Fund. Mr. McMeans joined Hines in 1992. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund.  In this role, Mr. McMeans was responsible for negotiating and closing in excess of $800 million of debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors.  Before joining Hines, Mr. McMeans spent four and a half years at Deloitte and Touche LLP in the Audit Department.  He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

Ryan T. Sims. As of April 1, 2008, Mr. Sims will serve as the Chief Accounting Officer of the Company, the Advisor and the Core Fund. Mr. Sims joined Hines in 2003. He is also a Vice President of the general partner of Hines and has served as a Senior Controller for the Company, the Advisor and the Core Fund. In this role, Mr. Sims has responsibility for managing the accounting, financial reporting and SEC reporting for the Company as well as the accounting and financial reporting for the Core Fund.  Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry.  He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

March 18, 2008	By:	/s/ Frank R. Apollo
Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary